UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2006

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 3.01 Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard, Transfer of Listing.

In connection with the previously reported resignation of James B. Hoover as a member of its Board of Directors, Allion Healthcare, Inc. (the “Company”) received a Nasdaq Staff Deficiency letter on January 19, 2006 stating that the Company is not in compliance with the continued listing requirements for the Nasdaq set forth in Marketplace Rule 4350(d)(2). As the Company reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2006, that rule requires the Company’s Audit Committee to consist of three independent members. As the Company previously reported, due to Mr. Hoover’s resignation, the Company’s Audit Committee consists of two independent members. Consistent with Marketplace Rule 4350(d)(4), and as confirmed by the Nasdaq letter and previously disclosed by the Company, the Company has until the earlier of its next annual shareholders’ meeting or January 18, 2007 to name a third independent director as a member of the Audit Committee to regain compliance with the requirements of Rule 4350(d)(2).

A copy of the letter received by the Company is attached hereto as Exhibit 99.1.

The Nominating and Governance Committee of the Company’s Board of Directors is working to identify a qualified replacement to fill the vacancy created by Mr. Hoover’s resignation and the Company expects to appoint an additional independent director who satisfies the Nasdaq Marketplace Rule requirements for serving on an Audit Committee as soon as practicable but no later than the expiration of the applicable grace period provided by Rule 4350(d)(4).

Item 9.01 Financial Statements and Exhibits

(c) Exhibit

99.1	Letter from the Nasdaq National Market to Allion Healthcare, Inc. dated as of January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 27, 2006

Allion Healthcare, Inc.

By:	/s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer